Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-259554, 333-264727 and 333-267937 on Form S-3 and Registration Statement Nos. 333-265064 and 333-260601 on Form S-8 of our report dated March 15, 2023, relating to the financial statements of AEye, Inc. appearing in the Annual Report on Form 10-K of AEye, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California
March 15, 2023